UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

HENNESSY ADVISORS, INC.

(Exact name of registrant as specified in its charter)

California	68-0176227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7250 Redwood Blvd., Suite 200 Novato, California	94945
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.875% Notes due 2026	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-259750

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Hennessy Advisors, Inc. (the “Registrant”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus, dated October 13, 2021 (the “Prospectus”). The Prospectus relates to the offering of $40,250,000 aggregate principal amount of 4.875% Notes due 2026 (the “Notes”) to be issued by the Registrant. The Prospectus forms a part of the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-259750), previously filed with the Commission and declared effective on October 13, 2021.

Item 1.	Description of Registrant’s Securities to be Registered

The description under the heading “Description of the Notes” in the Prospectus is incorporated by reference herein. Copies of such description will be filed with the Nasdaq Stock Market.

Item 2.	Exhibits

Exhibit	Description

4.1	Indenture, dated as of October 20, 2021, between Hennessy Advisors, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed October 20, 2021).

4.2	First Supplemental Indenture dated as of October 20, 2021, between Hennessy Advisors, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed October 20, 2021).

4.3	Form of 4.875% Notes due 2026 (included as Exhibit A to Exhibit 4.2 above).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

HENNESSY ADVISORS, INC.

October 20, 2021	By:	/s/ Teresa M. Nilsen
Teresa M. Nilsen
President and Chief Operating Officer